EXHIBIT 99.1

Bridger Aerospace Announces Record 2023 Results; Provides Outlook for 2024 Growth

BELGRADE, Mont., March 19, 2024 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the fourth quarter and fiscal year ended December 31, 2023. The Company also reiterated its 2024 revenue and adjusted EBITDA guidance.

Highlights:

  Record 2023 revenue of nearly $67 million despite slowest fire season in 20 years
  Record contract awards in 2023 including a 5-year $60 million exclusive use fire surveillance and technology contract in support of the Department of Interior
  First international deployment leads to the most territory covered in the history of the Company
  Joint Venture Partnership completed purchase of four Super Scoopers from the Spanish Government
  Established Spanish subsidiary, Albacete Aero, to oversee the return to service of the four Spanish Scoopers and acquired a hangar in Spain
  Recent software and surveillance contracts ensure we will have a unique and differentiated offering in the marketplace
  Earliest seasonal deployment of Super Scooper and surveillance aircraft to Texas and Oklahoma sets the company up for another record year of growth
  Adjusted EBITDA poised to grow over 80% in 2024 to between $35 million to $51 million, consistent with our previously issued 2024 guidance

“Bridger accomplished a great deal in the fourth quarter including the contracted deployment of our Multi-Misson Aircraft and the completion of the purchase of four Super Scoopers from the Government of Spain through our externally financed Joint Venture Partnership,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “The Spanish transaction took multiple years to execute and positions the Company to meaningfully expand our Scooper fleet, providing growth for years to come. This fleet growth, a lean cost structure as well as the earliest deployment in the company’s history has us well positioned for 2024. With wildfires continuing to burn underneath the snow in Canada, and the wildfires in the Texas Panhandle being driven by arid conditions in the central United States; Bridger is monitoring conditions in North America and readying the balance of its fleet for service.”

Full Year 2023 Results
Revenue for 2023 grew 44% to $66.7 million compared to $46.4 million in 2022. After the later start to the 2023 U.S. wildfire season, fire activity increased in the third quarter in the U.S. driving record utilization of the Company’s growing Super Scooper fleet despite a shorter-than-average North American wildfire season.

Cost of revenues increased 22% to $41.3 million in 2023 and was comprised of flight operations expenses of $24.4 million and maintenance expenses of $16.9 million. This compares to $33.9 million in 2022 which included $18.8 million of flight operations expenses and $15.1 million of maintenance expenses. The increase primarily relates to higher employee labor and depreciation expenses related to the two additional Super Scooper aircraft that were placed into service in September 2022 and February 2023, respectively.

Gross margin increased to 38% in 2023 up from 27% in 2022 driven primarily by record utilization of the Company’s growing Super Scooper fleet in 2023.

Selling, general and administrative expenses were $82.9 million in 2023, compared to $35.1 million in 2022. The increase was primarily attributable to $45.7 million of non-cash stock-based compensation related to restricted stock units (“RSUs”) granted to management and employees in 2023. The remaining increase was primarily attributable to an increase in business development, insurance, professional services, and other expenses associated with operating as a publicly traded company in 2023 and impairment charges of $2.4 million associated with our plan to phase out our use of certain aging aircraft platforms in our aerial surveillance operations. The increase was partially offset by $10.1 million of transaction related bonuses for employees recorded in the third quarter of 2022 in connection with the business combination and preparation of becoming a public company.

Interest expense for 2023 was $23.2 million compared to $20.0 million in 2022. The increase was driven by a full year of interest expense in 2023 related to the bonds issued in the third quarter of 2022.

For 2023, Bridger reported a net loss of $77.4 million compared to a net loss of $42.1 million in 2022. Adjusted EBITDA was $18.7 million in 2023 compared to $3.7 million in 2022. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. We exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including stock-based compensation, business development and integration expenses, offering costs, loss on disposal of fixed assets and non-cash impairment charges, non-cash adjustments to the fair value of earnout consideration, non-cash adjustments to the fair value of Warrants issued in connection with the Reverse Recapitalization, loss on extinguishment of debt, and discretionary bonuses to employees and executives.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Fourth Quarter 2023 Results
Revenue was $1.1 million in the fourth quarter of 2023 compared to $1.1 million in the fourth quarter of 2022. Revenue is typically lower in the fourth quarter as Bridger schedules annual fleet maintenance activities after the U.S. wildfire season and, in preparation for, the following season.

Cost of revenues in the fourth quarter of 2023 was $8.4 million and was comprised of flight operations expenses of $4.7 million and maintenance expenses of $3.7 million. This compares to $5.3 million in the fourth quarter of 2022 which included $2.1 million of flight operations expenses and $3.2 million of maintenance expenses.

Selling, general and administrative expenses were $18.6 million in the fourth quarter of 2023 compared to $6.5 million in the fourth quarter of 2022. The increase was primarily driven by non-cash stock-based compensation related to restricted stock units (“RSUs”) granted to management and employees in 2023 as well as an increase in professional services, insurance and other expenses associated with operating as a publicly traded company in 2023. The increase was also partially due to non-cash impairment charges associated with our plan to phase out our use of certain aging aircraft platforms in our aerial surveillance operations.

Interest expense for the fourth quarter of 2023 was $6.0 million compared to $7.0 million in the prior year period.

For the fourth quarter of 2023, Bridger reported a net loss of $31.1 million compared to a net loss of $17.1 million in the fourth quarter of 2022. Adjusted EBITDA was negative ($10.4) million in the fourth quarter of 2023 compared to negative ($8.5) million in the fourth quarter of 2022.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Business Outlook
Looking at Bridger’s standalone operations for the full year 2024 including our six Super Scoopers, Adjusted EBITDA is anticipated to range from $35 million to $51 million on revenue of $70 million to $86 million. This guidance range is consistent with prior guidance issued in November 2023. This guidance includes the impact of recent reductions to the Company’s largely fixed cost structure and excludes any impact from the Spanish Super Scoopers acquired by the joint venture partnership between Marathon Asset Management LP, Avenue Sustainable Solutions Fund, and Bridger Aerospace which are undergoing maintenance work in order to be returned to service.

Given the Company’s largely fixed cost structure and seasonality of our business, Bridger typically generates positive Adjusted EBITDA in the second and third quarters each year, during the bulk of the wildfire season and negative Adjusted EBITDA in the first and fourth quarters. The first quarter of every year is typically the most working capital constrained due to fleet maintenance in the winter months coupled with low revenue. The first quarter of 2024 seasonality is expected to be slightly offset by earlier than normal flight activity in Texas and Oklahoma.

Conference Call
Bridger Aerospace will hold an investor conference call on Tuesday, March 19, 2024, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Interested parties can access the conference call by dialing 800-274-8461 or 203-518-9783. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through March 26, 2024, by calling 844-512-2921 or 412-317-6671 and using the passcode 1155141. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Super Scoopers from the Spanish government, including the expected closing timings thereof, the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing, and benefits from any cost reduction actions: (5) Bridger’s exploration of, need for, or completion of any future financings, and (6) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: the ultimate outcome of Bridger’s acquisition of the Super Scoopers to be sold by the Spanish government; Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of the aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger’s ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger’s business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2023 and Bridger’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 13, 2023. If any of these risks materialize or Bridger management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenues	$1,108	$1,112	$66,708	$46,388

Cost of revenues:
Flight operations	4,706	2,127	24,412	18,762
Maintenance	3,667	3,191	16,928	15,124
Total cost of revenues	8,373	5,318	41,340	33,886
Gross (loss) income	(7,265)	(4,206)	25,368	12,502

Selling, general and administrative expense	18,620	6,493	82,863	35,128
Operating loss	(25,885)	(10,699)	(57,495)	(22,626)

Interest expense	(6,042)	(7,027)	(23,218)	(20,020)
Other income	800	660	3,053	521
Loss before income taxes	(31,127)	(17,066)	(77,660)	(42,125)
Income tax (expense) benefit	(12)	-	302	-
Net loss	$(31,139)	$(17,066)	$(77,358)	$(42,125)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	$-	$-	$(48,300)	$-
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$-	$-	$156,363	$-
Series A Preferred Stock – adjustment to maximum redemptions value	$(6,053)	$-	$(22,181)	$-
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$-	$-	$-	$(85,663)
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	$-	$(5,805)	$-	$(202,689)

Net (loss) income attributable to Common stockholders - basic and diluted	$(37,192)	$(22,871)	$8,524	$(330,477)

Net (loss) income per Common Stock - basic	$(0.80)	$(0.57)	$0.19	$(8.20)
Net (loss) income per Common Stock - diluted	$(0.80)	$(0.57)	$0.11	$(8.20)

Weighted average Common Stock outstanding – basic	46,256	40,301	45,269	40,287
Weighted average Common Stock outstanding – diluted	46,256	40,301	78,908	40,287

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22,956	$30,163
Restricted cash	13,981	12,297
Investments in marketable securities	1,009	54,980
Accounts and note receivable	4,113	29
Aircraft support parts	488	1,761
Prepaid expenses and other current assets	2,648	1,835
Deferred offering costs	-	5,800
Total current assets	45,195	106,865

Property, plant and equipment, net	196,611	192,092
Intangible assets, net	1,730	208
Goodwill	13,163	2,458
Other noncurrent assets	16,771	4,356
Total assets	$273,470	$305,979

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,978	$3,170
Accrued expenses and other current liabilities	17,168	18,670
Operating right-of-use current liability	2,153	21
Current portion of long-term debt, net of debt issuance costs	2,099	2,446
Total current liabilities	25,398	24,307
Long-term accrued expenses and other noncurrent liabilities	10,777	46
Operating right-of-use noncurrent liability	5,779	755
Long-term debt, net of debt issuance costs	204,585	205,471
Total liabilities	$246,539	$230,579

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	354,840	-
Legacy Bridger Series C Preferred Shares	-	489,022

STOCKHOLDERS’ DEFICIT
Common Stock	5	4
Additional paid-in capital	84,771	-
Accumulated deficit	(413,672)	(415,304)
Accumulated other comprehensive income	987	1,678
Total stockholders’ deficit	(327,909)	(413,622)
Total liabilities, mezzanine equity, and stockholders’ deficit	$273,470	$305,979

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(77,358)	$(42,125)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions:
Depreciation and amortization	11,089	9,091
Stock based compensation expense	47,796	9
Impairment of long-lived assets	2,529	-
Amortization of debt issuance costs	968	601
Loss on disposal of fixed assets	1,183	1,770
Change in fair value of the Warrants	(267)	-
Change in fair value of freestanding derivative	51	3
Change in fair value of earnout consideration	167	-
Realized gain on investments in marketable securities	(794)	-
Change in fair value of embedded derivative	(155)	1,039
Deferred tax benefit	(342)	-
Loss on extinguishment of debt	-	845
Change in fair value of Legacy Bridger Series A Preferred Shares	-	3,919
Interest accrued on Legacy Bridger Series B Preferred Shares	-	3,587
Changes in operating assets and liabilities, net:
Accounts receivable	(1,085)	6
Aircraft support parts	1,273	183
Prepaid expense and other current and noncurrent assets	(2,381)	(372)
Accounts payable, accrued expenses and other liabilities	(9,482)	11,526
Net cash used in operating activities	(26,808)	(9,918)

Cash Flows from Investing Activities:
Proceeds from sales and maturities of marketable securities	55,406	5,500
Purchases of marketable securities	(999)	(60,207)
Investment in equity securities	(4,000)	-
Purchases of property, plant and equipment	(20,738)	(25,582)
Sale of property, plant and equipment	817	286
Expenditures for capitalized software	(328)	-
Issuance of note receivable	(3,000)	-
Investments in construction in progress – buildings	-	(9,810)
Net cash provided by (used in) investing activities	27,158	(89,813)

Cash Flows from Financing Activities:
Costs incurred related to the Closing	(6,794)	-
Proceeds from the Closing	3,194	-
Repayments on debt	(2,201)	(2,036)
Payment of finance lease liability	(30)	(27)
Payment to Legacy Bridger Series A Preferred Shares members	-	(236,250)
Payment to Legacy Bridger Series B Preferred Shares members	-	(69,999)
Borrowings from Legacy Bridger Series C Preferred Shares members, net of issuance costs	-	288,517
Borrowings from 2022 Taxable Industrial Revenue Bond	-	160,000
Extinguishment of 2021 Taxable Industrial Revenue Bond	-	(7,550)
Borrowings from vehicle loans	-	202
Payment of debt issuance costs	-	(4,418)
Payment of offering costs	-	(3,509)
Net cash (used in) provided by financing activities	(5,831)	124,930
Effects of exchange rate changes	(42)	-
Net change in cash, cash equivalents and restricted cash	(5,523)	25,199
Cash, cash equivalents and restricted cash – beginning of the period	42,460	17,261
Cash, cash equivalents and restricted cash – end of the period	$36,937	$42,460
Less: Restricted cash – end of the period	13,981	12,297
Cash and cash equivalents – end of the period	$22,956	$30,163

EXHIBIT A

Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and uses the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP net income or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including stock-based compensation, business development and integration expenses, offering costs, loss on disposal of fixed assets and non-cash impairment charges, non-cash adjustments to the fair value of earnout consideration, non-cash adjustments to the fair value of Warrants issued in connection with the Reverse Recapitalization, loss on extinguishment of debt, and discretionary bonuses to employees and executives. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months and years ended December 31, 2023 and 2022.

(in thousands)	For the three months ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Net loss	$(31,139)	$(17,066)	$(77,358)	$(42,125)
Income tax expense (benefit)	12	-	(302)	-
Depreciation and amortization	855	529	11,089	9,091
Interest expense	6,042	7,027	23,218	20,020
EBITDA	(24,230)	(9,510)	(43,353)	(13,014)
Stock-based compensation(1)	8,048	2	47,796	9
Business development & integration expenses(2)	4,132	369	5,687	954
Offering costs(3)	1,844	413	5,773	2,962
Loss on disposals and non-cash impairment charges(4)	1,817	182	2,869	1,770
Change in fair value of earnout consideration(5)	167	-	167	-
Change in fair value of Warrants(6)	(2,132)	-	(266)	-
Loss on extinguishment of debt(7)	-	-	-	845
Discretionary bonuses to employees and executives(8)	-	-	-	10,137
Adjusted EBITDA	$(10,354)	$(8,544)	$18,673	$3,663

  Represents stock-based compensation expense associated with employee and non-employee equity awards.
  Represents expenses related to potential acquisition targets and additional business lines.
  Represents one-time costs primarily for professional service fees related to the preparation for potential offerings that have been expensed during the period.
  Represents loss on the disposal and non-cash impairment charges on aircraft associated with our plan to phase out our use of certain aging aircraft platforms in our aerial surveillance operations.
  Represents the fair value adjustment for earnout consideration issued in connection with the Ignis Acquisition.
  Represents the fair value adjustment for Warrants issued in connection with the Reverse Recapitalization.
  Represents loss on extinguishment of debt related to the Series 2021 Bond.
  Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Legacy Bridger Series C Preferred Shares, the issuance of the Series 2022 Bonds, execution of the Transaction Agreements and the initial filing of the proxy/statement/prospectus prepared in connection with the Reverse Recapitalization.